Exhibit 10.57

[Translation]

Service Agreement

MagnaChip Semiconductor, Ltd. (“MagnaChip”) and Chan Hee Lee (“CH Lee”) hereby signs the Service Agreement under the following terms and conditions.

Article 1 (Delegation to “MagnaChip”)

“MagnaChip” shall appoint “CH Lee” to the position specified in the Article 4 and entrust “CH Lee” with doing necessary businesses to meet the goals that “MagnaChip” have for its business currently in progress or businesses planned for the future by drawing on Mr. Lee’s academic and technical knowledge and competence, and “CH Lee” shall hereby accept that position.

Article 2 (Contract Term)

(1) The contract term shall be one (1) year from October 1, 2004 to September 30, 2005.

(2) “MagnaChip” and “CH Lee” shall extend or renew this Agreement by mutual discussion prior to the termination of this Agreement.

Article 3 (Obligation of “CH Lee”)

(1) “CH Lee” shall make utmost efforts to provide his technical and academic support for the interest of “MagnaChip”.

(2) “CH Lee” shall fulfill his obligations in earnest pursuant to the relevant laws and regulations, the articles of associations, regulations and resolutions of the board of directors of “MagnaChip” during the contract term.

(3) “CH Lee” shall be committed to working only for “MagnaChip” during the contract term, and shall not be engaged in any transactions of area that “MagnaChip” operates, or shall not be employed by other company with the same purpose of operation as employee or director based solely on “MagnaChip” or third party’s opinion without consent from “MagnaChip” beforehand.

(4) “CH Lee” shall not be engaged in illegal securities investment activities such as internal trading which goes against Law on Securities Transaction.

Article 4. (Basic Compensation)

(1) Position: “CH Lee” shall become Executive Vice President of “MagnaChip” provided that it may be duly changed in the event of any organizational restructuring of “MagnaChip”.

[Translation]

(2) Annual Salary

 In return for the service provided by “CH Lee”, “MagnaChip” shall pay KRW200,000,000 to “CH Lee” according to “MagnaChip” executive payroll system provided that it may be updated in the event of “MagnaChip” executive payroll system change.

‚ “MagnaChip” may pay “CH Lee” bonus and/or incentives considering “CH Lee”‘s managerial performances and achievement of projects led by “CH Lee”.

3) Severance: Severance shall be paid to “CH Lee” upon the completion of service period in accordance with “MagnaChip”‘s relevant procedures.

Article 5. (Other Benefits)

(1) “CH Lee” shall be covered by public insurance programs stipulated by the relevant laws and regulations such as health care, national pension, and employment insurance.

(2) Vacation: “MagnaChip” shall allow annual vacation for “CH Lee” as provided by the executive annual vacation program of “MagnaChip”.

Article 6. (Termination of Service Agreement)

(1) “MagnaChip” may terminate this Service Agreement prior to its expiry by providing a written notice in advance when “CH Lee” is subjected to or goes through one of the followings:

 Sentenced to probation or heavier penalty by committing a crime;

‚ Declared incompetent, quasi-incompetent, and/or bankrupt;

ƒ Found to have entered into this Agreement using illegitimate means such as providing false identify, qualification, and experience;

„ Rendered incapable of delivering service for one (1) month or longer due to reasons attributable to “CH Lee”;

… Recognized being unable to perform duties due to physical/mental disorders and/or grave lack of operation capability;

† Service commissioned to “CH Lee” is no longer necessary due to canceled/shrunk business; and

‡ Found to be in material violation of obligations under this Agreement.

(2) If “MagnaChip” wishes to terminate this Agreement upon occurrence of one of the above events, “MagnaChip” shall notify “MagnaChip” of its intention of termination in writing thirty (30) days prior to the intended termination; provided that this Agreement shall be deemed to be terminated immediately upon the occurrence of the item  and „.

[Translation]

Article 7. (Inventions)

(1) “CH Lee” agrees that he shall immediately notify “MagnaChip” of any inventions, findings, and/or original ideas that he has made in the course of service provision and/or by using resource and/or time of “MagnaChip”, and transfer any patents, utility model, software, copyright, and any other intellectual properties of such items to “MagnaChip”, and the ownership of such intellectual property rights lie with “MagnaChip”. “CH Lee” also agrees to prepare and provide document necessary for the registration of intellectual property rights including patent application locally and/or in other countries through an appointed agent, whenever requested so by “MagnaChip”. In such events, cost and expenses of registering intellectual property rights shall be bourn by “MagnaChip”, and “CH Lee” with regard to such inventions shall not be entitled to any additional compensation beyond what is allowed under the “MagnaChip”‘s compensation policy for inventions made in the course of service provision.

(2) Pursuant to the clause (1) above, “CH Lee” shall immediately notify “MagnaChip” of any inventions, findings, and/or original ideas that he has made during the period covered by this Agreement (“inventions outside the work scope”), and “MagnaChip” shall have a priority in negotiating with “CH Lee” (preferred negotiation rights) on the transfer/licensing of such inventions outside the work scope. “CH Lee” agrees that he shall not transfer and/or license inventions outside the work scope to a third party(ies) on more favorable conditions than what “MagnaChip” has offered unless “MagnaChip” waivers its preferred negotiation rights in writing. If “MagnaChip” does not request “CH Lee” for preferred negotiation rights in writing within three (3) months from the notification of “CH Lee”, “MagnaChip”‘s preferred negotiation rights are considered void.

(3) Inventions, findings, and original ideas that “CH Lee” intends to exempt from the effect of clauses (1) and (2) because the application of the same clauses on such items may violate his previous engagement with a third party(ies); inventions, findings, and original ideas that “CH Lee” has made but not acquired patents before joining “MagnaChip” and that he intends to exempt from the application of the clauses (1) and (2) above; are listed in the schedule attached to this Agreement, and “CH Lee” shall certify the contents of the same list are true to fact. If such schedule is not prepared, it is considered that “CH Lee” agrees that there are no such items that may potentially violate his prior engagement with a third party(ies) and/or that he wishes to exempt from the effect of clauses (1) and (2) above.

Article 8. (Non-Discloser and Non-Competition)

(1) “CH Lee” shall ensure the confidentiality of any business management data, technical data,

[Translation]

drawings, paper, and others of “MagnaChip”, its subsidiaries, and customers that “CH Lee” has learned and/or acquired in the course of service provision during the period covered by this Agreement and afterwards, and he shall not disclose and/or use the same data for his personal gains and/or to the interest of third parties. For one (1) year after the expiry of this Agreement, “CH Lee” shall not own/run any business under his own name or a third party’s that in direct competition with “MagnaChip”, and/or provide services to such businesses with an exception that such act is agreed by “MagnaChip” through prior consultation.

Article 9. (Supplementary Conditions)

(1) Any matters that are not stipulated in this Agreement shall be governed by general policies of “MagnaChip” and any related laws and regulations of the Republic of Korea.

(2) “CH Lee” understands and agrees that this Agreement is not an employment agreement governed by the Labor Standard Act and therefore he shall not be entitled to any rights and benefits that are not specified in this Agreement but allowed under the Labor Acts of Korea and/or “MagnaChip”‘s employment procedures and collective bargain with its employees.

(3) If there are any legal disputes from or in relation to this Agreement, they shall be resolved at a court under the jurisdiction where “MagnaChip”‘s headquarters is located.

IN WITNESSETH WHEREOF, “MagnaChip” and “CH Lee” shall make two copies of this Agreement each of which is signed and kept by a respective party.

October 1, 2004

“MagnaChip”	MagnaChip Semiconductor, Ltd.
CEO, Youm Huh

“CH Lee”	Address: 1229-6 Ilsan 4-dong, Goyang-si, Gyunggi, Korea
Residence ID: 531215-1673716
Name: Chan Hee Lee